Exhibit 99.3

GOLDEN ENTERTAINMENT, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

GOLDEN ENTERTAINMENT, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 20, 2017, Golden Entertainment, Inc. (the “Company” or “Golden”) completed the acquisition of all outstanding equity interests of American Casino & Entertainment Properties LLC (“American”) from W2007/ACEP Managers Voteco, LLC (“ACEP Voteco”) and W2007/ACEP Holdings, LLC (“ACEP Holdings” and, together with ACEP Voteco, the “Sellers”), affiliates of Whitehall Street Real Estate Fund 2007, a real estate private equity fund managed by the Merchant Banking Division of Goldman Sachs & Co. LLC, for aggregate consideration consisting initially of $781.0 million in cash (subject to adjustment pursuant to the Membership Interest Purchase Agreement, dated as of June 10, 2017, among the Company and the Sellers (the “Purchase Agreement”)) and the issuance by the Company of 4,046,494 shares of its common stock to ACEP Holdings (the “Acquisition”). The cash portion of the consideration paid to the Sellers was subsequently increased to $788.5 million pursuant to the post-closing adjustment provisions in the Purchase Agreement.

In connection with the closing of the Acquisition, on October 20, 2017, the Company entered into a $900.0 million senior secured first lien credit facility (consisting of $800.0 million in term loans and a $100.0 million revolving credit facility, which revolving credit facility was undrawn at closing) and a $200.0 million senior secured second lien term loan facility. The Company used the net proceeds from the borrowings under these facilities at the closing of the Acquisition primarily to fund the cash purchase price in the Acquisition (a portion of which was used to repay American’s outstanding senior secured indebtedness), to refinance the Company’s then-outstanding senior secured indebtedness, and to pay certain transaction fees and expenses (which transactions are referred to herein collectively as the “Refinancing”).

The following unaudited pro forma combined financial statements present the combination of the historical consolidated financial statements of the Company and American, adjusted to give effect to the Acquisition and related transactions (including the Refinancing). The historical financial information of the Company is derived from the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2016 and the unaudited consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2017. The historical financial information of American is derived from the audited consolidated financial statements of American for the year ended December 31, 2016 and the unaudited consolidated financial statements of American for the nine months ended September 30, 2017.

The unaudited pro forma combined statements of income for the year ended December 31, 2016 and the nine months ended September 30, 2017 were prepared as if the Acquisition occurred on January 1, 2016. The unaudited pro forma combined balance sheet was prepared as if the Acquisition occurred on September 30, 2017. The pro forma adjustments give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma combined statements of income, expected to have a continuing impact on the combined results of the Company and American following the Acquisition.

The unaudited pro forma combined financial statements have been prepared by management for illustrative purposes only and do not purport to represent what the results of operations, financial condition or other financial information of the Company would have been if the Acquisition had occurred as of the dates indicated or what such results or financial condition will be for any future periods. The unaudited pro forma combined financial statements are based on preliminary estimates and assumptions and on the information available at the time of the preparation thereof. Any of these preliminary estimates and assumptions may change, be revised or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the time of the Acquisition. The unaudited pro forma combined financial statements do not reflect non-recurring charges that will be incurred in connection with the Acquisition, nor any cost savings and synergies expected to result from the Acquisition (and associated costs to achieve such savings or synergies), nor any costs associated with severance, restructuring or integration activities resulting from the Acquisition.

The unaudited pro forma combined financial statements should be read in conjunction with (1) the accompanying notes to the unaudited pro forma combined financial statements, (2) Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical consolidated financial statements of the Company and the accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, as previously filed with the Securities and Exchange Commission, and (3) the historical financial statements of American and the accompanying notes as of and for the year ended December 31, 2016 and the nine months ended September 30, 2017 filed herewith.

GOLDEN ENTERTAINMENT, INC.
Pro Forma Combined Balance Sheet
As of September 30, 2017
(In thousands)
(Unaudited)

			Pro Forma		Pro Forma
	Golden	American	Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$42,911	$62,258	$(19,745)	(a)	$85,424
Accounts receivable, net	9,117	8,066	(1,664)	(b)	15,519
Investments - restricted	—	152	—		152
Income taxes receivable	197	—	—		197
Prepaid expenses	11,937	10,472	(17)	(b)	22,392
Inventories	2,747	2,673	133	(b)	5,553
Other	1,656	860	—		2,516
Total current assets	68,565	84,481	(21,293)		131,753

Property and equipment, net	148,048	1,047,461	(291,827)	(b)	903,682

Other assets
Goodwill	105,655	—	69,032	(c)	174,687
Intangible assets, net	92,995	15,507	33,923	(b)	142,425
Deferred income taxes	10,760	—	—		10,760
Other	9,618	274	(10)	(b)	9,882
Total other assets	219,028	15,781	102,945		337,754
Total assets	$435,641	$1,147,723	$(210,175)		$1,373,189

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$13,932	$169,053	$(175,053)	(d)	$7,932
Accounts payable	16,235	11,197	(4,719)	(b)	22,713
Accrued taxes, other than income taxes	959	3,397	(268)	(b)	4,088
Accrued payroll and related	4,705	12,429	920	(b)	18,054
Accrued expenses	7,374	16,136	(2,956)	(b),(e)	20,554
Total current liabilities	43,205	212,212	(182,076)		73,341

Long-term debt, net	158,889	948	807,374	(d)	967,211
Other long-term obligations	2,991	—	—		2,991
Total liabilities	205,085	213,160	625,298		1,043,543

Shareholders' equity
Common stock, $.01 par value; authorized 100,000 shares	223	—	40	(f)	263
Additional paid-in capital	295,677	934,563	(833,117)	(f)	397,123
Accumulated deficit	(65,344)	—	(2,396)	(d)	(67,740)
Total shareholders' equity	230,556	934,563	(835,473)		329,646
Total liabilities and shareholders' equity	$435,641	$1,147,723	$(210,175)		$1,373,189

The accompanying notes are an integral part of these unaudited pro forma combined financial statements

GOLDEN ENTERTAINMENT, INC.
Pro Forma Combined Statement of Operations
(In thousands, except per share data)
Year Ended December 31, 2016
(Unaudited)

			Pro Forma		Pro Forma
Revenues	Golden	American	Adjustments		Combined
Gaming	$346,039	$212,150	$—		$558,189
Food and beverage	58,659	82,607	—		141,266
Rooms	7,853	91,089	—		98,942
Other operating	11,844	34,253	—		46,097
Gross revenues	424,395	420,099	—		844,494
Less: Promotional allowances	(21,191)	(29,038)	—		(50,229)
Net revenues	403,204	391,061	—		794,265

Expenses
Gaming	248,075	66,693	—		314,768
Food and beverage	35,355	60,653	—		96,008
Rooms	1,336	38,374	—		39,710
Other operating	5,566	10,110	—		15,676
Selling, general and administrative	68,155	125,366	—		193,521
Merger expenses	614	—	—		614
(Gain) loss on disposal of property and equipment	54	(89)	—		(35)
Preopening expenses	2,471	—	—		2,471
Executive severance and sign-on bonuses	1,037	—	—		1,037
Depreciation and amortization	27,506	27,205	(3,191)	(i)	51,520
Total expenses	390,169	328,312	(3,191)		715,290
Income from operations	13,035	62,749	3,191		78,975

Non-operating income (expense)
Interest expense, net	(6,454)	(13,530)	(28,305)	(j)	(48,289)
Gain on sale of land held for sale	4,525	—	—		4,525
Loss on extinguishment of debt	—	(1,945)	1,945	(k)	—
Other, net	869	—	—		869
Total non-operating expense, net	(1,060)	(15,475)	(26,360)		(42,895)
Income (loss) before income tax benefit (provision)	11,975	47,274	(23,169)		36,080
Income tax benefit (provision)	4,325	—	(9,421)	(l)	(5,096)
Net income (loss)	$16,300	$47,274	$(32,590)		$30,984

Weighted-average common shares outstanding
Basic	22,135		4,046	(f)	26,181
Dilutive impact of stock options and restricted stock units	319		—		319
Diluted	22,454		4,046		26,500
Net income per share
Basic	$0.74				$1.18
Diluted	$0.73				$1.17

The accompanying notes are an integral part of these unaudited pro forma combined financial statements

GOLDEN ENTERTAINMENT, INC.
Pro Forma Combined Statement of Operations
(In thousands, except per share data)
Nine Months Ended September 30, 2017
(Unaudited)

			Pro Forma		Pro Forma
	Golden	American	Adjustments		Combined
Revenues
Gaming	$278,386	$168,826	$—		$447,212
Food and beverage	47,030	65,879	—		112,909
Rooms	5,932	75,165	—		81,097
Other operating	10,697	26,151	—		36,848
Gross revenues	342,045	336,021	—		678,066
Less: Promotional allowances	(16,584)	(23,388)	—		(39,972)
Net revenues	325,461	312,633	—		638,094

Expenses
Gaming	197,175	51,423	—		248,598
Food and beverage	29,119	48,522	—		77,641
Rooms	1,178	31,404	—		32,582
Other operating	3,861	7,126	—		10,987
Selling, general and administrative	57,586	98,240	(3,287)	(g)	152,539
Acquisition expenses	5,041	—	(5,041)	(h)	—
Loss on disposal of property and equipment	308	607	—		915
Gain on revaluation of contingent consideration	(1,719)	—	—		(1,719)
Preopening expenses	1,128	—	—		1,128
Depreciation and amortization	21,499	21,929	(4,054)	(i)	39,374
Total expenses	315,176	259,251	(12,382)		562,045
Income from operations	10,285	53,382	12,382		76,049

Non-operating income (expense)
Interest expense, net	(5,568)	(7,230)	(27,620)	(j)	(40,418)
Loss on debt redemption	—	(881)	881	(k)	—
Total non-operating expense, net	(5,568)	(8,111)	(26,739)		(40,418)
Income (loss) before income tax benefit (provision)	4,717	45,271	(14,357)		35,631
Income tax benefit (provision)	10,893	—	(11,860)	(l)	(967)
Net income (loss)	$15,610	$45,271	$(26,217)		$34,664

Weighted-average common shares outstanding
Basic	22,280		4,046	(f)	26,326
Dilutive impact of stock options and restricted stock units	1,167		—		1,167
Diluted	23,447		4,046		27,493
Net income per share
Basic	$0.70				$1.32
Diluted	$0.67				$1.26

The accompanying notes are an integral part of these unaudited pro forma combined financial statements

GOLDEN ENTERTAINMENT, INC.

Notes to the Unaudited Pro Forma Combined Financial Statements

(Unaudited)

Note 1. Basis of pro forma presentation

On October 20, 2017, the Company completed the Acquisition of all of the outstanding equity interests of American from the Sellers for aggregate consideration consisting initially of $781.0 million in cash (subject to adjustment pursuant to the Purchase Agreement) and the issuance by the Company of 4,046,494 shares of its common stock to ACEP Holdings. The cash portion of the consideration paid to the Sellers was subsequently increased to $788.5 million pursuant to the post-closing adjustment provisions in the Purchase Agreement.

The unaudited pro forma combined financial statements present the combination of the historical consolidated financial statements of the Company and American, adjusted to give effect to the Acquisition and related transactions (including the Refinancing). See the introduction to the unaudited pro forma combined financial statements for a discussion of the assumptions, estimates and qualifications underlying the preparation of the unaudited pro forma combined financial statements and the related adjustments.

Note 2. Purchase price

The Acquisition has been accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), which, among other things, establishes that equity issued to effect the acquisition be measured at the closing date of the transaction at the then-current market price. Accordingly, the fair value of the Company's common stock issued to American at the closing of the Acquisition is based on the closing price per share of the Company's common stock on October 20, 2017 of $25.08.

The following is a summary of the components of the purchase price paid by the Company to the Sellers in the Acquisition (after taking into account the adjustment to the cash portion of the purchase price pursuant to the post-closing adjustment provisions of the Purchase Agreement, as described above):

(In thousands)
Cash consideration	$788,530
Fair value of common stock issued to American (4,046,494 shares)	101,486
Total purchase price	$890,016

Note 3. Purchase price allocation

ASC 805 requires that, among other things, the assets acquired and liabilities assumed be recognized at their fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill.

The following is a summary of the preliminary allocation of the purchase price as of October 20, 2017 (the closing date of the Acquisition), based on preliminary estimates of the fair values of the assets acquired and liabilities assumed:

(In thousands)	Preliminary Purchase Price Allocation
Current assets	$83,783
Property and equipment	755,634
Other noncurrent assets	264
Intangible assets	49,430
Goodwill	69,032
Liabilities	(68,127)
Total acquired assets	$890,016

The preliminary amounts assigned to property and equipment by category are summarized in the table below (amount assigned in thousands):

	Remaining Useful Life (Years)	Amount Assigned
Land	Not applicable	$106,800
Land improvements	15	6,240
Building and improvements	45	606,230
In-place lease value	38-44	1,670
Furniture, fixtures and equipment	3-4	32,371
Construction in process	Not applicable	2,323
Total property and equipment		$755,634

The preliminary amounts assigned to intangible assets by category are summarized in the table below (amount assigned in thousands):

	Remaining Useful Life (Years)	Amount Assigned
Leasehold interest	3-80	$3,110
Trade names	Indefinite	34,510
Players loyalty programs	5	11,810
Total intangible assets		$49,430

The final allocation of the actual purchase price is subject to the final valuation of the acquired assets and assumed liabilities, but that allocation is not expected to differ materially from the preliminary allocation presented in these pro forma combined financial statements.

Note 4. Reclassifications to unaudited pro forma combined financial statements

For purposes of the unaudited pro forma combined financial statements, the following captions from the American consolidated historical balance sheet as of September 30, 2017, which is filed herewith as Exhibit 99.2 of the Company’s Current Report on Form 8-K, have been reclassified to conform to the presentation of the Company:

•	$13.1 million from other current assets was reclassified into prepaid expenses and inventories.
•	$15.5 million from other assets was reclassified into intangible assets, net.
•	$3.4 million from accrued expenses was reclassified into accrued taxes, other than income taxes.
•	$0.3 million from accounts payable and accrued expenses - related party to accounts payable.

Note 5. Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma combined financial statements are based on preliminary estimates and assumptions that are subject to change and are as follows:

(a)

Reflects the adjustments to cash receipts and payments related to the Acquisition (after taking into account the post-closing adjustment to the cash portion of the purchase price under the Purchase Agreement) and Refinancing.

(b)	Reflects the preliminary allocation of the purchase price to the acquired tangible and intangible assets based on their estimated fair values (see Note 3).

(c)	Reflects the difference between the purchase price and the estimated fair values of the identified assets acquired and liabilities assumed, which is recorded as goodwill (see Note 3).

(d)	Reflects the adjustments to give effect to the Refinancing.

(e)	Reflects the adjustment to remove unpaid transaction costs related to the Acquisition and the Refinancing from accrued expenses.

(f)

Reflects the adjustment to eliminate the historical shareholders’ equity of American and the issuance of 4,046,494 shares of common stock of the Company to ACEP Holdings at the closing of the Acquisition valued at $101.5 million.

(g)	Reflects the adjustment to remove severance costs, sale-related expenses, and restricted stock unit compensation costs incurred by American related to the Acquisition.

(h)	Reflects the adjustment to eliminate transaction costs incurred by the Company in connection with the Acquisition.

(i)

Reflects the adjustment to depreciation and amortization expense of property, plant and equipment and intangible assets acquired by the Company resulting from the effect of the preliminary purchase price allocation.

(j)

Reflects the adjustments to interest expense and debt issuance costs resulting from the Refinancing, and the removal of the historical interest expense of the Company and American related to their respective senior secured indebtedness that was repaid as part of the Refinancing. The pro forma adjustments are based on the amounts borrowed in the Refinancing and the interest rates in effect at the closing of the Acquisition.

(k)	Reflects the adjustment to remove the loss on extinguishment of the Company and American’s senior secured indebtedness resulting from the Refinancing.

(l)	Reflects adjustments to income tax benefit (provision) as a result of the application of the guidance in ASC 740 and the Company’s combined federal and state statutory rate.